Exhibit 99.1



FOR:       AMREP Corporation
           641 Lexington Avenue
           New York, NY 10022

CONTACT:   Peter M. Pizza
           Vice President and
           Chief  Financial Officer
           (212) 705-4705

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


               AMREP REPORTS SECOND QUARTER AND SIX MONTH RESULTS

NEW YORK, December 13, 2005 - AMREP Corporation (NYSE:AXR) today reported net income of $5,056,000, or $0.76 per share, for its fiscal 2006 second quarter ended October 31, 2005, compared to net income of $4,195,000, or $0.63 per share, in the second quarter of the prior fiscal year. This consisted of 2006 second quarter net income from continuing operations of $5,062,000, or $0.76 per share, and a net loss from discontinued operations of $6,000, which had no effect on earnings per share, versus net income from continuing operations of $4,370,000, or $0.66 per share, and a net loss from discontinued operations of $175,000, or $0.03 per share, in the same period last year. Revenues were $34,847,000 in the second quarter this year versus $33,230,000 in the second quarter of fiscal 2005.

For the first six months of fiscal 2006, the Company reported net income of $10,420,000, or $1.57 per share, compared to net income of $8,221,000, or $1.24 per share, in the same period of the prior fiscal year. This consisted of 2006 net income from continuing operations of $6,864,000, or $1.04 per share, and net income from discontinued operations of $3,556,000, or $0.53 per share, versus net income from continuing operations of $8,311,000, or $1.26 per share, and a net loss from discontinued operations of $90,000, or $0.02 per share, in the same period last year. Revenues were $64,861,000 in the first six months this year versus $66,868,000 in the same period of fiscal 2005.

Net income from discontinued operations in the first six months of fiscal 2006 reflects the gain from the sale of the primary assets of the Company's El Dorado, New Mexico water utility subsidiary, which was disposed through condemnation proceedings in the first quarter of fiscal 2006. Financial information for operations of this subsidiary for periods prior to the disposal has been reclassified to conform to this presentation.

Revenues from Kable's magazine service operations were $22,695,000 in the second quarter of 2006 compared to $25,099,000 in the same quarter last year, and for the six-month period ended October 31, decreased from $48,749,000 last year to $44,850,000 this year. The revenue declines in both the second quarter and first six months of 2006 were primarily due to a decrease in revenues from the Fulfillment Services segment that was principally the result of customer losses at Kable's Colorado fulfillment services business. Magazine service operating expenses decreased by $1,856,000 (9%) and $2,268,000 (6%) for the second quarter and first six months of 2006 compared to the same periods last year, mainly due to decreased expense in the Fulfillment Services business resulting, in part, from reductions in variable expenses, primarily payroll, as well as the effect of certain non-recurring consulting charges incurred in the second quarter of the prior year. Operating costs for Newsstand Distribution Services increased in the second quarter and first six months of 2005 compared to the same periods last year as a result of several factors, including increased benefit expenses caused by adverse health claims experience, additional marketing expenses and the amortization of acquisition costs of certain distribution contracts purchased in the third quarter of fiscal 2005.

Revenues at the Company's AMREP Southwest real estate subsidiary increased from $8,101,000 in the second quarter of 2005 to $11,975,000 in the same quarter of the current year. For the six month period, these revenues increased from
$18,066,000 last year to $19,664,000 this year. These improvements were the result of increased sales of both commercial properties and developed residential lots in the Company's principal market of Rio Rancho, New Mexico. The gross profit percentage on land sales decreased from 64% and 58% in the second quarter and first six months of 2005 to 54% and 47% for the same periods of 2006 because a higher proportion of developed lots, which generally have lower gross profit margins than undeveloped lots, were sold in the current year. The gross profit contribution from real estate operations improved significantly in the second quarter of 2006 compared to the prior year period due to higher revenues in this year's period, but for the first six months this year the gross profit contribution decreased from the same period last year, primarily because the prior year included the revenues and gross profit contribution from condemnation proceedings on the Company's last parcel of land in Florida. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

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

AMREP Corporation's Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others, and its AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in New Mexico.

                                      *****

                            (Financial Data Follows)

                                AMREP Corporation
                                and Subsidiaries
                              Financial Highlights

                                   (Unaudited)

                                                  Three Months Ended October 31,
                                                      2005             2004
                                                  ------------------------------
Revenues ......................................   $ 34,847,000    $ 33,230,000

Net income (loss):
  Continuing operations .......................   $  5,062,000    $  4,370,000
  Discontinued operations .....................         (6,000)       (175,000)
                                                  ----------------------------
                                                  $  5,056,000    $  4,195,000

Earnings (loss) per share - Basic and Diluted:
  Continuing operations .......................   $       0.76    $       0.66
  Discontinued operations .....................           0.00           (0.03)
                                                  ----------------------------
                                                  $       0.76    $       0.63
                                                  ----------------------------

Weighted average number of common shares
  outstanding .................................      6,630,000       6,615,000
                                                  ----------------------------


                                                   Six Months Ended October 31,
                                                      2005             2004
                                                  ------------------------------
Revenues ......................................   $ 64,861,000    $ 66,868,000

Net income (loss):
  Continuing operations .......................   $  6,864,000    $  8,311,000
  Discontinued operations .....................      3,556,000         (90,000)
                                                  ----------------------------
                                                  $ 10,420,000    $  8,221,000

Earnings (loss) per share - Basic and Diluted:
  Continuing operations .......................   $       1.04    $       1.26
  Discontinued operations......................           0.53           (0.02)
                                                  ----------------------------
                                                  $       1.57    $       1.24
                                                  ----------------------------

Weighted average number of common shares
  outstanding .................................      6,628,000       6,611,000
                                                  ----------------------------

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